                                                               EXHIBIT 99.(b)(5)



October 12, 1995

Hall Financial Group
1 Metro Square, Suite 170
2655 Villa Creek
Dallas, Texas 75234

Attention:  Mr. Larry Levey
Reference:  Valuation of Hall Institutional Mortgage Fund Interest

Gentlemen:

Bryan E. Humphries & Associates performed narrative "As Is" market value appraisals on seven apartment complexes in early 1995. One of the purposes of these appraisals was to facilitate the estimation of the market value of Hall Institutional Mortgage Fund (HIMF) interest in the seven properties. The following chart lists the properties, appraisal date and appraised "As Is" Market Value.

Hall Financial Group
October 12, 1995
Page 2



==================================================================================================
                   APARTMENT         NO. UNITS      AGE        APPRAISAL            "AS IS"
                                                                  DATE              MARKET
                                                                                     VALUE
--------------------------------------------------------------------------------------------------
  1.  Arrowtree                         114         1972        02/20/95         $   3,300,000
      4568 Blackstone
      Okemos, Michigan
--------------------------------------------------------------------------------------------------
  2.  Brambletree                       236         1983        02/02/95         $   6,500,000
      1802 Apollo Road
      Garland, Texas
--------------------------------------------------------------------------------------------------
  3.  Phoenix Square (Midtree)          122         1976        01/27/95         $   5,200,000
      7000 Phoenix Avenue, NE
      Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------
  4.  Candlewick (Northtree)            184         1978        01/27/95         $   6,300,000
      3011 Jane Place, NE
      Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------
  5.  The Lakes (Lanetree)              298         1979        01/31/95         $  11,800,000
      4800 San Mateo Lane, NE
      Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------
  6.  Los Altos Towers (Twintree)       185         1978        01/30/95         $   7,600,000
      9125 Copper Avenue, NE
      Albuquerque, New Mexico
--------------------------------------------------------------------------------------------------
  7.  The Villa (Coachtree)             195         1969        01/27/95         $   6,800,000
      1111 Cardenas Drive, SE
      Albuquerque, New Mexico
==================================================================================================



HIMF is basically a lender to all eight properties. As a lender, HIMF has a minority equity interest and no management control of the property. Partial interest similar to HIMF are typically discounted to compensate for the risk associated with a minority position and lack of management control.

Various professional articles have been written on valuing partial interests which indicate discounts up to 50% and more for various partial interest situations. Of the articles researched regarding valuation of partial interest, one article surveyed firms which purchase partnership interest. The following chart summarizes this survey.

Hall Financial Group
October 12, 1995
Page 3


=====================================================================================================
        SUMMARY OF TRANSACTION TYPES PURCHASED BY FIVE INDUSTRIAL FIRMS(1)
-----------------------------------------------------------------------------------------------------
                                                          TRANSACTION TYPES PURCHASED
-----------------------------------------------------------------------------------------------------
                                           PUBLIC         DISCOUNT*         PRIVATE         DISCOUNT
-----------------------------------------------------------------------------------------------------
Liquidity Fund                               Yes           20%-30%            Yes            20%-50%
Emeryville, California
-----------------------------------------------------------------------------------------------------
Partnership Securities Exchange              Yes           20%-30%            Yes            30%-45%
Oakland, California
-----------------------------------------------------------------------------------------------------
MacKenzie Securities                         Yes           20%-45%            Yes            20%-50%
San Francisco, California
-----------------------------------------------------------------------------------------------------
Equity Resources                             No                               Yes            30%-40%
Cambridge, Massachusetts
-----------------------------------------------------------------------------------------------------
Realty Repurchase                            Yes           17%-26%             No
San Francisco, California
-----------------------------------------------------------------------------------------------------
*These ranges are approximate.  The exact rate depends on each particular partnership.
=====================================================================================================


The ranges of the chart are primarily dependent upon locational quality, operational cash flow, partnership history and investment type. Items which had less of a significant impact were future appreciation and property size. Another significant variable affecting the discount was the partnership age. The older the partnership indicated typically greater stability and a better operating history, resulting in a smaller discount.(2)

Another way of determining discounts for fractional interest is by examining minority interest discounts for REITS and real estate operating companies. This is accomplished by comparing the appraised value of the assets owned to the company's market value based on its stock price.(3) For the period 1982 through 1987 the discount for operating companies ranged from + 20% to 30% while the discount for REITS ranged from +/- 10% to 20%. The discount was greater in poor real estate market years when the perceived risk in holding real estate was the greatest. The discount for the REITS was lower than operating companies because the majority of the cash flow is paid to the shareholders, thus, they control how this cash is used.(4)

The lack of marketability is another consideration for the size of a partial interest discount "Real estate brokers and salesmen do not actively market partial interest in real property. Thus, the owner of a partial interest wishing to sell that interest has very limited resources available to market that asset."(5) However, given the relative size of the Subject and good operating history, this limited market discount is somewhat mitigated.

Hall Financial Group
October 12, 1995
Page 4


In 1971, the SEC published the Institutional Investor Study Report. This study compared the price of Rule 144 stock with prices of unrestricted stock transactions for 338 transactions. The SEC study empirically supports the concept of discounts for lack of marketability.(6) However, this study did indicate that large dollar transactions which fell within the top 10% in dollar revenues and earnings and market value indicated the least discount, + 5% to 15%.(7) The Subject is considered to fall within such a transaction.

Another source of determining discounts of fractional interest of partnerships is to examine the actual sales of these transactions. When considering the price a buyer would pay for a fractional interest in a limited partnership, it is wise to be aware that buyers are few and far between. The limited partnership secondary market exhibits all of the features of a classic buyer's market. Accordingly, investors typically expect to earn an internal rate of return (IRR) of 20% on each dollar invested in an average-risk, non trophy real estate limited partnership.(8)

The two best sources for recent trade data are Secondary Spectrum, a newsletter that tracks recent trades among approximately 200 of the largest public partnerships, and Investment Advisor magazine.(9) One sampling from these publications shows that the real estate partnership IRRs demanded by buyers in mid-1991 range from 17% for the most stable and conservative partnerships, to 25% for partnerships that generate positive cash flow but are making no cash distributions.

Brad Davidson in his article on fractional partnership interest, constructs a chart separating the various items of Ask associated with fractional interest. A percentage based upon his research is also assigned to each, ranging from the perceived least risky partnership interests to the most risky. The chart which follows displays this continuum.


=================================================================================================
                   FACTORS THAT AFFECT THE             MOST ACTIVE     NEUTRAL          LEAST
                         PARTNERSHIP                                                 ATTRACTIVE
-------------------------------------------------------------------------------------------------
  Relative risk of the partnership's asset(s)                3%           7%            10%
-------------------------------------------------------------------------------------------------
  Historical consistency of earnings                         3%           6%             9%
-------------------------------------------------------------------------------------------------
  Condition of the partnership asset(s)                      2%           3%             5%
-------------------------------------------------------------------------------------------------
  Partnership market's growth potential                      2%           3%             4%
-------------------------------------------------------------------------------------------------
  Portfolio diversification                                  1%           1%             2%
-------------------------------------------------------------------------------------------------
  Strength of partnership's management                       1%           1%             2%
-------------------------------------------------------------------------------------------------
  FACTORS THAT AFFECT THE FRACTIONAL INTEREST
-------------------------------------------------------------------------------------------------
  Magnitude of the fractional  interest                      2%           4%             7%
-------------------------------------------------------------------------------------------------
  Liquidity of the interest                                  2%           4%             6%
-------------------------------------------------------------------------------------------------

Hall Financial Group
October 12, 1995
Page 5



=======================================================================================
        FACTORS THAT AFFECT THE              MOST ACTIVE      NEUTRAL         LEAST
              PARTNERSHIP                                                  ATTRACTIVE
---------------------------------------------------------------------------------------
  Ability to influence management                  0%            1%            1%
---------------------------------------------------------------------------------------
  Ease of asset analysis                           0%            0%            1%
---------------------------------------------------------------------------------------
  Aggregate discount                              16%           30%           47%
=======================================================================================


Based upon Mr. Davidson's description of each of the items of discount, Mack Pogue's interest is located at the "Most Attractive" end of the discounting spectrum based upon the quality and history of the property.

Historically, the IRS has been involved in valuing many fractional interest partnerships. Obviously, the taxpayer is attempting to reduce tax liability by showing the greatest discount, thus, the results of any IRS survey might indicate a greater discounting than typical.

For IRS cases, the customarily accepted range of a fractional interest discount is approximately 20% to 40%. This range has been sustained in a number of tax court memoranda.(11)

A recently published article by Mark S. Thompson, PhD. sites studies of the secondary market that has arisen for interests in investment partnerships as a basis for estimating partial interest discounts. The 1992 and 1993 studies by Partnership Profiles, Inc. revealed average discounts of 44% and 46%, respectively for public partnership interests. These vehicles typically have unit sizes of $500 to $1,000 and hundreds or thousands of individual investors in each partnership. The article also states that numerous court rulings and IRS testimony have supported discounts of 50% and more from prorated asset values in the valuation of fractional holdings. The authors conclude that the two main sources of partial interest price reductions are illiquidity and lack of control.(12)

In April 1995, Bryan E. Humphries and Associates surveyed various local real estate professionals for their opinions on the discount of a partial interest in a partnership that owned a Class A apartment community. Those surveyed included: Capital Consultants Realty Services, Inc. (Roland Freeman), The Worthing Companies (Stephen Church), Don Cummins (Miller Commercial), Capital Realty Group, Inc. (Bob Lankford) and G.E. Capital (Margaret Powell) and Brian O'Boyle (O'Boyle Properties). The majority of those surveyed represented a principal's viewpoint.

The majority of the principals surveyed indicated a discount would be required for the purchase of the fractional interest in a property if control of the property were not available. Subjective estimates ranged typically from 80% to 90% of total value would be paid for the partial interest with one respondent indicating the discount could be up to 50%.

Hall Financial Group
October 12, 1995
Page 6


Most of the above survey data relates to large investor grade properties or pools of properties. HIMF has an interest in eight separate properties located in three different markets. Thus, the risk associated with individual properties is diversified. However, unlike typical ownership interests, proportionate shares of cash flows and residual funds at sale are not distributed equally to each property. The order or priority of cash payments at the sale of the properties to HIMF adds considerable risk to the value of the lender interest. This payment structure varies greatly between properties. Following the priority payment system for each property is listed along with a discussion and discounting for the risk associated with each property's HIMF lender's interest. For properties #1 - #4, the HIMF value will be based upon a sale at the 1995 "As Is" appraised market value of the properties.

Properties #5 - ##7 were involved in a transaction completed in February 1995 with affiliates of National Housing Partnership, Paine Webber and Hall Financial Group, Inc. wherein the old Hall ownership partnership each transferred their property to a new partnership ("New LP"). Each old Hall Partnership received cash at closing and retained an interest in the corresponding New LP. The old Hall partnership (of which HIMF is a portion) is to receive a preferred return plus 20% of the cash flow after debt service and preferred return. Additionally, the old partnership has the potential to receive a portion or all of its senior equity upon sale at some time in the future. As of the date of the narrative appraisals, all of these properties contained total debt relatively close to the estimated values.

The following chart shows this relationship:


===========================================================================
      APARTMENT               ESTIMATED VALUE     TOTAL 1, 2 & 3 LIENS
---------------------------------------------------------------------------
  Coachtree                    $ 6,800,000              $ 6,439,573
---------------------------------------------------------------------------
  Lanetree                     $11,800,000              $11,193,025
---------------------------------------------------------------------------
  Twintree                     $ 7,600,000              $ 8,238,032
===========================================================================


A prudent investor in an upward trending apartment market such as the Subject would consider a holding period for the properties to maximize the old and new partnership values as the properties' NOI and values increase. Additionally, based upon the priority payments system of each property, the new partnership would realize only limited funds at sale if the property were sold based upon a 1995 value. For our HIMF analysis, the same five-year holding period used in the narrative appraisals' cash flows will be analyzed for the HIMF value of these properties.

Hall Financial Group
October 12, 1995
Page 7


                     Calculation of HIMF Lender Interest

                           #1 ARROWTREE APARTMENTS

Estimated "As Is" 2/20/95 Market Value of Arrowtree Apartments             $   3,300,000
Less:    Closing Costs @ 2%                                                      -66,000
         Sales Commissions @ 3%                                                  -99,000
                                                                           -------------

Net Proceeds from Sale                                                     $   3,135,000

Less:    1st Priority
         1st Lien Mortgage Debt                                               -1,316,594
         HIMF Mortgage Debt                                                     -880,415
                                                                           -------------

Equity Remaining After 1st Priority                                        $     937,991

Less:    2nd Priority
         Hall Financial Group, Inc. Post Petition Debt                           -81,799
                                                                           -------------

Equity Remaining After 2nd Priority                                        $     856,192

Less:    3rd Priority
         HIMF Debt Partial payment                                              -209,658
                                                                           -------------

Equity Remaining After 3rd Priority                                        $     646,534

Less:    4th Priority
         Capital & Preferred Return                                             -171,875
                                                                           -------------

Equity Remaining After 4th Priority                                        $     474,659

Less:    5th Priority
         HIMF Debt Partial Payment*                                             -474,659
                                                                           -------------

Equity Remaining After 5th Priority                                                    0

Total Undiscounted Value of HIMF Interest (Arrowtree Apartments)           $   1,564,732

                                           Say,                            $   1,550,000
                                                                           =============

*The 5th Priority HIMF Debt Prorata is $547,237. However, only $474,659 is available to be distributed.

Hall Financial Group
October 12, 1995
Page 8


Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. This type of relationship best reflects the Subject's 1st Priority HIMF mortgage debt. Combining the HIMF debt with the 1st lien debt represents only 66.5 % of the total property value, reducing the risk associated with this portion of the HIMF value. A 20% to 30% discount will be applied to the 1st priority HIMF Mortgage Debt.

The next portion of the HIMF value is derived from Debt Proration in the 3rd Priority. Based upon our valuation, the 3rd Priority necessitates the paying of 74% of property value to prior interests before the paying of the $209,658 Third Priority. Additional equity risk is associated with this portion of the HIMF valuation and a 30% to 40% discount will be applied to the 3rd Priority.

The remaining portion of the HIMF equity is derived from the 5th Priority of payment. This is the most risky portion of the HIMF value, comprising the last 14.4% of equity available from the sale of the property. Any slight changes in the value of the Subject drastically affects the value of this 5th Priority. A 50% to 60% discount will be applied to this portion of the HIMF value.

Based upon the ranking of the priorities of the Subject, the estimated HIMF value range can be calculated as follows:

Hall Financial Group
October 12, 1995
Page 9


                        Calculation of HIMF Lender Value

                                                  High Range         Low Range
                                                 -------------     -------------
1st Priority - HIMF Mortgage Debt
         $880,415 x 20% Discount                 $     704,332
         $880,415 x 30% Discount                                   $     616,291

3rd Priority - HIMF Debt Prorata
         $209,658 x 30% Discount                       146,761
         $209,658 x 40% Discount                                         125,795

5th Priority - HIMF Debt Prorata
         $474,659 x 50% Discount                       237,330
                                                 -------------
         $474,659 x 60% Discount                                         189,864
                                                                   -------------

                                                 $   1,088,423     $     931,950

INDICATED VALUE RANGE OF HIMF'S LENDER
INTEREST IN THE ARROWTREE APARTMENTS, SAY        $   1,100,000  -  $     900,000
                                                 =============     =============


                      Calculation of HIMF Lender Interest

                           #2 BRAMBLETREE APARTMENTS

Estimated "As Is" 2/2/95 Market Value of Brambletree Apartments            $   6,500,000
Less:    Closing Costs @ 2%                                                     -130,000
         Sales Commissions @ 3%                                                 -195,000
                                                                           -------------

Net Proceeds from Sale                                                     $   6,175,000
Plus:    Partnership Cash                                                        188,477
Plus:    Deficit Operating Account                                               119,965
                                                                           -------------

Net Cash Available for Distribution                                        $   6,483,442


1st Priority FNMA Lien
         1st Lien Balance (Accrual & Payment)                              $  -5,910,867
         Interest Accrual as of 12/31/94                                      -1,117,931
                                                                           -------------

Equity Remaining After 1st Priority                                        $    -546,367

Hall Financial Group
October 12, 1995
Page 10


2nd Priority
         Capital & Preferred Return                                      -313,880
                                                                     ------------

Equity Remaining after 2nd Priority                                  $   -860,247

3rd Priority
         50% to Limited partners                                                0
         50% to Prorata to HFGI & HIMF                                          0
                                                                     ------------

Total Undiscounted Value of HIMF Interest (Brambletree Apartments)              0
                                                                     ============


Based upon our value of $6,500,000, an inadequate amount of funds are available from the sale to pay the 1st Priority (FNMA Lien) by $546,356. The HIMF Mortgage Debt of $2,282,464 is the Third Priority. With inadequate funds available to totally pay the 1st Lien, no funds can be dispersed toward the HIMF Mortgage. Thus, the value of the HIMF Mortgage Debt is considered to be zero.

INDICATED VALUE OF HIMF'S LENDER
INTEREST IN THE BRAMBLETREE APARTMENTS                        -0-


                      Calculation of HIMF Lender Interest

                          #3 PHONENIX SQUARE (MIDTREE)

Estimated "As Is" 1/27/95 Market Value of Phoenix Square Apartments     $   5,200,000
Less:    Closing Costs @ 2%                                                  -104,000
         Sales Commissions @ 5%                                              -260,000
                                                                        -------------

Net Proceeds from Sale                                                  $   4,836,000

Less:    1st Priority
         1st Lien Mortgage Debt                                            -4,153,223
                                                                        -------------

Equity Remaining After 1st Priority                                     $     682,777

Less:    2nd Priority
         Hall Financial Group, Inc. Post Petition Debt                        -91,337
                                                                        -------------

Equity Remaining After 2nd Priority                                     $     591,440

Hall Financial Group
October 12, 1995
Page 11


Less:    3rd Priority
         LP Capital & Preferred                                 -345,440
                                                           -------------

Equity Remaining After 3rd Priority                        $     246,000

Less:    4th Priority
         Aetna Deferred                                          -72,044
                                                           -------------

Equity Remaining After 4th Priority                        $     173,956

Less:    5th Priority
         HFGI Prorata             (17%)                    $     -29,573
         HMIF Prorata             (33%)                          -57,405
         LP/GP Prorata            (50%)                          -86,978
                                                           -------------

Equity Remaining After 5th Priority                                    0

Total Undiscounted Value of HIMF Interest (Midtree)        $      57,405

                                  Say,                     $      57,500
                                                           =============

*The 5th Priority HIMF Debt Prorata is $911,778. However, only $173,956 is available to be distributed prorata.


Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, the total HIMF equity is derived from the 5th Priority of payment. This is a more risky portion of the HIMF value, comprising the last 5 % of equity available from the sale of the property. Any slight changes in the value of the Subject drastically affects the value of this 5th Priority. A 50% to 60% discount will be applied to this portion of the HIMF value.

Based upon the ranking of the priorities of the Subject, the estimated HIMF value range can be calculated as follows:

Hall Financial Group
October 12, 1995
Page 12


                                        Calculation of HIMF Lender Value

                                                        High Range     Low Range
                                                       -----------     ----------
5th Priority - HIMF Debt Prorata
         $57,405 x 50% Discount                        $    28,703
                                                       -----------
         $57,405 x 60% Discount                                        $   22,962
                                                                       ----------

INDICATED VALUE RANGE OF HIMF'S Lender
Interest in the Phoenix Square (Midtree)
Apartments,               Say                          $    30,000  -  $   23,000
                                                       ===========     ==========

                                        Calculation of HIMF Lender Interest

                                        #4 CANDLEWICK APARTMENTS (NORTHTREE)

Estimated "As Is" 1/27/95 Market Value of Candlewick Apartments         $   6,300,000
Less:    Closing Costs @ 2%                                                  -126,000
         Sales Commissions @ 5%                                              -315,000
                                                                        -------------

Net Proceeds from Sale                                                  $   5,859,000

Less:    1st Priority
         1st Lien Mortgage Debt                                            -4,916,379
                                                                        -------------

Equity Remaining After 1st Priority                                     $     942,621

Less:    2nd Priority
         Hall Financial Group, Inc. Post Petition Debt                       -293,713
                                                                        -------------

Equity Remaining After 2nd Priority                                     $     648,908

Less:    3rd Priority
         HIMF Debt Prorata*       (50%)                                 $    -324,454
         LP/GP Prorata            (50%)                                      -324,454
                                                                        -------------

Equity Remaining After 3rd Priority                                                 0

Total Undiscounted Value of HIMF Interest (Northtree)                   $     324,454

                                  Say,                                  $     325,000
                                                                        =============

*The 3rd Priority HIMF Debt Prorata is $1,114,699. However, only $648,908 is available to be distributed prorata.

Hall Financial Group
October 12, 1995
Page 13



Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control.

The only portion of the HIMF value is derived from Debt Proration in the 3rd Priority. Based upon our valuation, the 3rd Priority necessitates the paying of 90% of property value to prior interests before the paying of the Third Priority. This is the a more risky portion of the HIMF value, comprising the last 10% of equity available from the sale of the property. Any slight changes in the value of the Subject drastically affects the value of this 3rd Priority. A 50% to 60% discount will be applied to this portion of the HIMF value.

Based upon the ranking of the priorities of the Subject, the estimated HIMF value range can be calculated as follows:

                        Calculation of HIMF Lender Value

                                            High Range      Low Range
                                            ----------      ---------
3rd Priority - HIMF Debt Prorata
         $324,454 x 50% Discount            $  162,227
         $324,454 x 60% Discount                            $ 129,782

INDICATED VALUE RANGE OF HIMF'S LENDER
INTEREST IN THE CANDLEWICK (NORTHTREE)
APARTMENTS,                       SAY       $  160,000      $ 130,000
                                            ==========      =========

As previously discussed, #5 - #7 HIMF values will be based upon the five-year cash flows of our narrative appraisals. The parameters of each cash flow, liens and priorities for each property are described as follows:

                            #5 THE LAKES (LANETREE)
            (Please note cash flow analysis following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6.

3. First-year vacancy collection loss in the discounted cash flow is projected at 5% of gross potential income. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

Hall Financial Group
October 12, 1995
Page 14



4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.50%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.


Lien Parameters

1.       1st Lien $9,051,184 @ 8.37% Interest Only

2.       2nd Lien $925,6549 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $1,216,186 @ 9.66% Interest only for years 1 and 2, years 3-6 a $58,004 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), Senior Equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $3,279,878.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sales proceeds is for the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Priority Payments

Priority #2                       No payments

Priority #3                       Prorata payment of HFGI (11%), HMIF (39%) and
                                  LP/GP (50%) of cash flow and reversion over the holding period up to $2,678,642.

Priority #4                       Payment of remaining $34,147 of cash flow to
                                  LP/GP

Total HIMF Cash Flow              The same discount rate (+- 12%) deemed
                                  appropriate in our narrative appraisal is considered appropriate for the PW of the

Hall Financial Group
October 12, 1995
Page 15


                                  HIMF payments. Thus, the undiscounted value of the HIMF Interest is $657,660, say $660,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 40% to 60%.

Discounted value range of the HIMF Interest in the Lakes (Lanetree), Say, $265,000 - $395,000.

                         #6 LOS ALTOS TOWERS (TWINTREE)
             (Please note cash flow analysis following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6.

3. First-year vacancy collection loss in the discounted cash flow is projected at 5% of gross potential income. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.0%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.


Lien Parameters

1.       1st Lien $5,852,629 @ 8.37% Interest Only

Hall Financial Group
October 12, 1995
Page 16


2.       2nd Lien $600,152 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $785,251 @ 9.66% Interest only for years 1 and 2, years 3-6 a $58,004 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), Senior Equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $1,403,626.

Lien Payment

Upon sale at the end of the fifth year. The first payment from the sales proceeds is for the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Priority Payments

Priority #2                  Limited partnership capital and preferred payment
                             of $170,301.

Priority #3                  HFGI payment of $378,265 for post position debt
                             and deferred commission of $185,734.

Priority #4                  Prorata payment of HFGI (10%), HIMF (40%) and
                             LP/GP (50%) of cash flow and reversion over the holding period up to $4,694,818.

Total HIMF Cash Flow         The same discount rate (+- 12%) deemed appropriate
                             in our narrative appraisal is considered appropriate for the PW of the HIMF payments. Thus, the undiscounted value of the HIMF Interest is $196,637, say $195,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 40% to 60%.

Hall Financial Group
October 12, 1995
Page 17


Discounted value range of the HIMF Interest in the Los Altos Towers (Twintree) Apartments is, say $80,000 - $115,000.


                           #7 THE VILLAS (COACHTREE)
            (Please note cash flow analysis following this letter)

Cash Flow Assumption

1. The discounted cash flow analysis is based upon a five year holding period with reversion occurring at the end of the fifth year (annual year-end analysis).

2. Rental adjustments to market at lease expiration with no rental increase projected for the first year. A 4% rental increase is projected for Years 2 through 6.

3. First-year vacancy collection loss in the discounted cash flow is projected at 5% of gross potential income. Vacancy/collection loss is projected to be 5% also for years 2 through 6.

4. With the exception of management expense, which is calculated as a percentage of annual effective gross income, each operating expense category is projected to increase at an annual rate of 4% during years two through six of the cash flow.

5. The projected sixth-year net income is capitalized at a rate of 11.50%. This calculation results in the projected reversion sale price at the end of the fifth year. Selling expenses of 3.0% are deducted from the reversion sale price.

Lien Parameters

1.       1st Lien $5,211,560 @ 8.37% Interest Only

2.       2nd Lien $528,948 @ 9.66% Interest Only

3. 3rd Lien (PW Mortgage) $699,065 @ 9.66% Interest only for years 1 and 2, years 3-6 a $58,004 principal reduction in the middle of the year.

4. Senior Equity - a 6% (Preferred Return) interest only payment from cash flow. After all liens are paid, including the 6% (Preferred Return), Senior Equity is entitled to 20% of the available cash flows. The sum of the 6% Preferred return and the 20% payment of available cash flow are the funds available to Priority Payments. Total Senior Equity is $1,118,164.

Hall Financial Group
October 12, 1995
Page 18


Lien Payment

Upon sale at the end of the fifth year. The first payment from the sale proceeds is the principal balance of Liens 1, 2 and 3. Any remaining funds from sale go toward the balance of the Senior Equity. The balance paid to Senior Equity becomes a portion of the funds available for priority payments.

Priority Payments

Priority #2                   Limited partnership capital and preferred payment
                              of $38,320.

Priority #3                   HFGI payment of $186,934 for post position debt.

Priority #4                   HFGI payment of $249,533 for deferred commission
                              of 3%.

Priority #5                   Payment of $118,481 of post petition deferred
                              accrued interest to HFGI.

Priority #6                   Prorata payment of HFGI (5%), HIMF (45%) and
                              LP/GP (50%) of cash flow and reversion over the holding period up to $3,559,008.

Total HIMF Cash Flow          The same discount rate (+- 12%) deemed
                              appropriate in our narrative appraisal is considered appropriate for the PW of the HIMF payments. Thus, the undiscounted value of the HIMF Interest is $230,584, say $230,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control. However, for HIMF to receive any funds requires the property be held for five years based upon the assumptions of the narrative cash flow. Under the Priority payment system described, little funds would be available to HIMF unless the property was held for a period of time and appreciated. Presumption of assumptions in a five-year cash flow adds considerable risk to the Present Value of the HIMF Lender Interest. For our cash flow analysis, the HIMF interest will be discounted 40% to 60%.

Discounted value range of the HIMF Interest in The Villas (Coachtree) Apartments is, say $90,000 - $140,000.

Hall Financial Group
October 12, 1995
Page 19


                               HIMF OTHER ASSETS

HIMF contains other assets of cash. As of the 9/30/95 HIMF balance sheet, HIMF contained a cash balance of $1,274,872, say, $1,275,000.

Discounting

Based upon the previous discussions of purchases of fractional partnership interest, a 20% to 30% discount is considered appropriate for an equally distributed minority ownership interest in which the minority interest does not have management control.


HIMF Cash                              High Range       Low Range
---------                            -----------        ----------

$1,275,000 x 20% Discount            $ 1,020,000
$1,275,000 x 30% Discount                               $  892,500

                Say,                 $ 1,020,000        $  890,000

The following chart summarizes the HIMF Lender Interest Value as a total dollar amount and as a range discounted for the risk associated with the fractional interests previously described.


========================================================================================================
   NO.              NAME                           UNDISCOUNTED               DISCOUNTED HIMF
                                                    HIMF VALUE                    RANGE
--------------------------------------------------------------------------------------------------------
    1      Arrowtree Apartments                     $ 1,550,000      $   900,000    -      $  1,100,000
--------------------------------------------------------------------------------------------------------
    2      Brambletree Apartments                           -0-              -0-    -               -0-
--------------------------------------------------------------------------------------------------------
    3      Phoenix Square (Midtree) Apartments      $    57,500      $    23,000    -      $     30,000
--------------------------------------------------------------------------------------------------------
    4      Candlewick (Northtree) Apartments        $   325,000      $   130,000    -      $    160,000
--------------------------------------------------------------------------------------------------------
    5      The Lakes (Lanetree) Apartments          $   660,000      $   265,000    -      $    395,000
--------------------------------------------------------------------------------------------------------
    6      Los Altos Towers (Twintree)              $   195,000      $    80,000    -      $    115,000
           Apartments
--------------------------------------------------------------------------------------------------------
    7      The Villas (Coachtree) Apartments        $   230,000      $    90,000    -      $    140,000
--------------------------------------------------------------------------------------------------------
    8      HIMF Cash                                $ 1,275,000      $   890,000    -      $  1,020,000
--------------------------------------------------------------------------------------------------------

Hall Financial Group
October 12, 1995
Page 20



===========================================================================================================
   NO.                     NAME                      UNDISCOUNTED               DISCOUNTED HIMF
                                                      HIMF VALUE                     RANGE
-----------------------------------------------------------------------------------------------------------
         TOTAL UNDISCOUNTED VALUE OF THE          $     4,292,500
                  HIMF INTEREST
-----------------------------------------------------------------------------------------------------------
         TOTAL DISCOUNTED VALUE RANGE OF THE HIMF INTEREST              $  2,378,000    -    $  2,960,000
===========================================================================================================


We appreciate the opportunity to be of service and hope you find the enclosed useful.

Respectfully submitted,

BRYAN E. HUMPHRIES & ASSOCIATES


Bryan E. Humphries, MAI
President

BEH/bh
Attachments:  Footnotes, Cash Flows - Lanetree, Twintree, Coachtree

                                   FOOTNOTES

(1)Martin J. Healy, Jr., "Valuation of Partial Interests," The Appraisal Journal (July 1988): pg. 293-298.

(2)Ibid.

(3)Lance S. Hall, Valuation of Fractional Interests: A Business Appraiser's Perspective, The Appraisal Journal (April 1989): pg. 173-179.

(4)Lance S. Hall, Valuation of Fractional Interests: A Business Appraiser's Perspective, The Appraisal Journal (April 1989): pg. 173-179.

(5)Lloyd D. Honford, Jr., MAI, The Market Value of Partial Interest in Real Property, The Appraisal Journal (October 1989): pg. 460-465.

(6)Martin J. Healy, Jr., Valuation of Partial Interest, The Appraisal Journal (July, 1988): pg. 293-298.

(7)Martin J. Healy, Jr., Valuation of Partial Interest, The Appraisal Journal (July, 1988): pg. 293-298.

(8)Brad Davidson, Valuation of Fractional Interest in Real Estate Limited Partnerships-Another Approach, The Appraisal Journal (April, 1992): pg. 1984-1994.

(9)Partnership Profiles, Inc., Secondary Spectrum (Dallas: Partnership Profiles, Inc.) monthly newsletter; and Robert A. Stanger Company, Investment Advisor (New Jersey: Robert A. Stanger Company) monthly magazine.

(10)Brad Davidson, Valuation of Fractional Interests in Real Estate Limited Partnerships-Another Approach, The Appraisal Journal (April, 1992): 1984-1994.

(11)See three cases the Internal Revenue Service (IRS) frequently cites when arguing the appropriateness of a fractional discount: Estate of Andrews v. Commissioner, 79 TC 983 (1982); Ward v. Commissioner, 87 TC 78 (1986); and Estate of Piper v. Commissioner, 72 TC 1062.

(12)Mark S. Thompson, PhD. and Eggert Dagbjartsson, Market Discounting of Partial Ownership Interests, The Appraisal Journal (October, 1994): 535-541.

LOS ALTOS TOWER (LANETREE) - HIMF VALUE    "AS IS" DISCOUNTED CASH FLOW
4800 SAN MATEO LANE, NE
ALBUQUERQUE, NEW MEXICO

NET RENTABLE AREA         232,462       OPERATING EXPENSES (YEAR ONE)                                PER SF
NUMBER OF UNITS               298       MANAGEMENT                                   $ 83,833        $0.36
FIRST YEAR OCCUPANCY        95.00%      AD/PROMOTION                                 $ 34,869        $0.15
EXPENSE GROWTH RATE          4.00%      REAL ESTATE TAXES                            $144,126        $0.62
RESALE CAP RATE             11.50%      INSURANCE                                    $ 34,869        $0.15
                                        UTILITIES                                    $ 81,362        $0.35
                                        MAINTENANCE/REPAIRS                          $174,347        $0.75
                                        GENERAL/ADMIN.                               $ 34,869        $0.15
                                        PAYROLL                                      $278,954        $1.20

                                        TOTAL OPERATING EXPENSES                     $867,229        $3.73

                                       YEAR 1         YEAR 2         YEAR 3         YEAR 4         YEAR 5      YEAR 6
                                     -----------    ----------   -------------   -------------   -----------  ---------
RENTAL INCOME                        $ 2,106,120    $2,190,365   $   2,277,979   $   2,369,099   $ 2,463,863  $  2,562,417
       % INCREASE                           0.00%         4.00%           4.00%           4.00%         4.00%         4.00%
PLUS:  OTHER INCOME                      100,000       104,000         108,160         112,486       116,986       121,665
       % INCREASE                           0.00%         4.00%           4.00%           4.00%         4.00%         4.00%

GROSS POTENTIAL INCOME               $ 2,206,120    $2,294,365   $   2,386,139   $   2,481,585   $ 2,580,848  $  2,684,082
LESS:  VACANCY/COLLECTION LOSS          (110,306)     (114,718)       (119,307)       (124,079)     (129,042)     (134,204)
       % OF GROSS POTENTIAL INCOME          5.00%         5.00%           5.00%           5.00%         5.00%         5.00%

EFFECTIVE GROSS INCOME               $ 2,095,814    $2,179,647   $   2,266,832   $   2,357,506   $ 2,451,806  $  2,549,878

       TOTAL OPERATING EXPENSES      $  (867,229)   $ (901,918)  $    (937,994)  $    (975,514)  $(1,014,535) $ (1,055,116)
       PER SQUARE FOOT               $     (3.73)   $    (3.88)  $       (4.04)  $       (4.20)  $     (4.36) $      (4.54)

NET OPERATING INCOME                 $ 1,228,585    $1,277,729   $   1,328,838   $   1,381,992   $ 1,437,271  $  1,494,762
LESS:  DEFERRED MAINTENANCE

LESS:  1ST LIEN                      $  (757,584)   $ (757,584)  $    (757,584)  $    (757,584)  $  (757,584)
LESS:  2ND LIEN                      $   (89,419)   $  (89,419)  $     (89,419)  $     (89,419)  $   (89,419)
LESS:  3RD LIEN (PW MTG)             $  (117,483)   $ (117,483)  $    (172,685)  $    (167,082)  $  (161,480)

REVERSION @ 11.50%                                                                               $12,997,932
LESS:  SELLING EXPENSE @ 3.00%                                                                   $  (389,938)

LESS:  1ST LIEN PRINCIPAL                                                                        $(9,051,184)
LESS:  2ND LIEN PRINCIPAL                                                                        $  (925,659)
LESS:  3RD LIEN PRINCIPAL (PW MTG)                                                               $(1,042,170)
NET REVERSION TO SENIOR EQUITY                                                                   $ 1,588,981

CASH FLOW (NET OF REVERSION)         $   264,099    $  313,243   $     309,150   $     367,907   $   428,788

       HALL-TWINTREE PRE/CF PAYMENTS
       6% PREFERENCE OF $3279878     $   196,793    $  196,793   $     196,793   $     196,793   $   196,793
       20% OF CASH FLOWS             $    13,461    $   23,290   $      22,471   $      34,223   $    46,399
       REVERSION-SENIOR EQUITY                                                                   $ 1,588,981

FUNDS AVAILABLE TO PRIORITIES        $   210,254    $  220,083   $     219,264   $     231,016   $ 1,832,173
       (HALL-LANETREE CF & REV)

FUNDS AVAILABLE TO PRIORITIES        $   210,254    $  220,083   $     219,264   $     231,016   $ 1,832,173
       (HALL-LANETREE CF & REV)

LESS:  2ND PRIORITY                  $         0

LESS:  3RD PRIORITY
       HFGI PRO RATA (11%)           $   (23,128)   $  (24,209)  $     (24,119)  $     (25,412)  $  (197,783)
       HIMF PRO RATA (39%)           $   (81,999)   $  (85,832)  $     (85,513)  $     (90,096)  $  (701,230)
       LP/GP PRO RATA (50%)          $   105,127)   $ (110,041)  $    (109,632)  $    (115,508)  $  (899,013)

LESS:  4TH PRIORITY
       HFGI POST/PRE PETITION DEBT                                                               $   (34,147)

CASH FLOW                            $         0    $        0   $           0   $           0   $         0
                                     -----------    ----------   -------------   -------------   -----------
DISCOUNT RATE                              11.00%        11.50%          12.00%          12.50%        13.00%     14.00%      15.00%
                                     -----------    ----------   -------------   -------------   -----------  ---------   ---------
PW OF HIMF CASH FLOW                 $   681,558    $  669,461   $     657,660   $     646,144   $   634,907  $ 613,234   $ 592,580

       DISCOUNTED @ 40%              $   408,935    $  401,677   $     394,596   $     387,687   $   380,944  $ 367,941   $ 355,548

       DISCOUNTED @ 60%              $   272,623    $  267,785   $     263,064   $     258,458   $   253,963  $ 245,294   $ 237,032

LOS ALTOS TOWER (TWINTREE) - HIMF VALUE             "AS IS" DISCOUNTED CASH FLOW
9125 COPPER AVE., NE
ALBUQUERQUE, NEW MEXICO

NET RENTABLE AREA                 170,635       OPERATING EXPENSES (YEAR ONE)                            PER SF
NUMBER OF UNITS                       185       MANAGEMENT                                   $  52,891   $0.031
FIRST YEAR OCCUPANCY                95.00%      AD/PROMOTION                                 $  25,595    $0.15
EXPENSE GROWTH RATE                  4.00%      REAL ESTATE TAXES                            $  85,318    $0.50
RESALE CAP RATE                     11.00%      INSURANCE                                    $  25,595    $0.15
                                                UTILITIES                                    $  51,191    $0.30
                                                MAINTENANCE/REPAIRS                          $ 136,508    $0.80
                                                GENERAL/ADMIN.                               $  25,595    $0.15
                                                PAYROLL                                      $ 170,635    $1.00

                                                TOTAL OPERATING EXPENSES                     $ 573,328    $3.36


                                     YEAR 1        YEAR 2       YEAR 3       YEAR 4        YEAR 5         YEAR 6
                                  -----------   -----------  ------------  -----------   -----------   -----------
RENTAL INCOME                     $ 1,331,880   $ 1,385,155  $  1,440,561  $ 1,498,184   $ 1,558,111   $ 1,620,436
  % INCREASE                             0.00%         4.00%         4.00%        4.00%         4.00%         4.00%
PLUS:  OTHER INCOME                    60,000        62,400        64,896       67,492        70,192        72,999
  % INCREASE                             0.00%         4.00%         4.00%        4.00%         4.00%         4.00%

GROSS POTENTIAL INCOME            $ 1,391,880   $ 1,447,555  $  1,505,457  $ 1,565,676   $ 1,628,303   $ 1,693,435
LESS:  VACANCY/COLLECTION LOSS        (69,594)      (72,378)      (75,273)     (78,284)      (81,415)      (84,672)
  % OF GROSS POTENTIAL
  INCOME                                 5.00%         5.00%         5.00%        5.00%         5.00%         5.00%

EFFECTIVE GROSS INCOME            $ 1,322,286   $ 1,375,177  $  1,430,185  $ 1,487,392   $ 1,546,888   $ 1,608,763

TOTAL OPERATING EXPENSES          $  (573,328)  $  (596,262) $   (620,112) $  (644,917)  $  (670,713)  $  (697,542)
  PER SQUARE FOOT                      ($3.36)       ($3.49)       ($3.63)      ($3.78)       ($3.93)       ($4.09)

NET OPERATING INCOME              $   748,958   $   778,915  $    810,073  $   842,475   $   876,175   $   911,221
LESS: DEFERRED MAINTENANCE

LESS: 1ST LIEN                    $  (489,865)  $  (489,865) $   (489,865) $  (489,865)  $  (489,865)
LESS: 2ND LIEN                    $   (57,975)  $   (57,975) $    (57,975) $   (57,975)  $   (57,975)
LESS: 3RD LIEN                    $   (75,855)  $   (75,855) $   (111,498) $  (107,880)  $  (104,263)

REVERSION      @        11.00%                                                           $ 8,283,828
LESS:  SELLING EXPENSE @ 3.00%                                                           $  (248,515)

LESS: 1ST LIEN PRINCIPAL                                                                 $(5,852,629)
LESS: 2ND LIEN PRINCIPAL                                                                 $  (600,152)
LESS: 3RD LIEN PRINCIPAL (PW MTG)                                                        $  (672,895)
NET REVERSION TO SENIOR EQUITY                                                           $   900,637

CASH FLOW (NET OF REVERSION)      $   125,263   $   155,220  $    150,735  $   186,755   $   224,072

HALL-TWINTREE PRE/CF PAYMENTS
6% PREFERENCE @ $1403626          $    84,218   $    84,218  $     84,218  $    84,218   $    84,218
20% OF CASH FLOWS                 $     8,209   $    14,200  $     13,303  $    20,507   $    27,971
REVERSION-SENIOR EQUITY                                                                  $   909,637

FUNDS AVAILABLE TO PRIORITIES     $    92,427   $    98,418  $     97,521  $   104,725   $ 1,021,826
  (HALL-TWINTREE CF & REV)

FUNDS AVAILABLE TO PRIORITIES     $    92,427   $    98,418  $     97,521  $   104,725   $ 1,021,826
  (HALL-TWINTREE CF & REV)

LESS: 2ND PRIORITY-CAP & PREF     $   (92,427)  $   (77,874)

LESS: 3RD PRIORITY-POST PETITION
  DEBT & DEF COM 2% $185734                     $   (20,544) $    (97,521) $  (104,725)  $  (155,474)

LESS:  4TH PRIORITY
  HFGI PRE PET. DEBT DEBT (10%)                                                          $   (86,635)
  HIMF DEBT PRO RATA (40%)                                                               $  (346,541)
  LP/GP PRO RATA (50%)                                                                   $  (433,176)

CASH FLOW                         $         0   $         0  $          0  $         0   $         0   $         0
                                  -----------   -----------  ------------  -----------   -----------   -----------
DISCOUNT RATE                           11.00%        11.50%        12.00%       12.50%        13.00%        14.00%        15.00%
                                  -----------   -----------  ------------  -----------   -----------   -----------    ----------
PW OF HIMF CASH FLOW              $   205,655   $   201,085  $    196,637  $   192,306   $   188,089   $   179,982    $  172,292

DISCOUNTED @ 40%                  $   123,393   $   120,651  $    117,982  $   115,383   $   112,853   $   107,989    $  103,375

DISCOUNTED @ 60%                  $    82,262   $    80,434  $     78,655  $    76,922   $    75,235   $    71,993    $   68,917

THE VILLAS (COACHTREE) - HIMF VALUE             "AS IS" DISCOUNTED CASH FLOW
1111 CARDENAS DR., SE
ALBUQUERQUE, NEW MEXICO

NET RENTABLE AREA                 161,712       OPERATING EXPENSES (YEAR ONE)                            PER SF
NUMBER OF UNITS                       195       MANAGEMENT                                   $  50,638   $0.031
FIRST YEAR OCCUPANCY                95.00%      AD/PROMOTION                                 $  24,257    $0.15
EXPENSE GROWTH RATE                  4.00%      REAL ESTATE TAXES                            $  80,856    $0.50
RESALE CAP RATE                     11.50%      INSURANCE                                    $  24,257    $0.15
                                                UTILITIES                                    $  51,748    $0.32
                                                MAINTENANCE/REPAIRS                          $ 145,541    $0.90
                                                GENERAL/ADMIN.                               $  24,257    $0.15
                                                PAYROLL                                      $ 145,541    $0.90

                                                TOTAL OPERATING EXPENSES                     $ 547,095    $3.38


                                       YEAR 1         YEAR 2        YEAR 3          YEAR 4        YEAR 5        YEAR 6
                                    -----------   -----------    ------------   -----------    ----------    -----------
RENTAL INCOME                       $ 1,279,584   $ 1,330,767    $  1,383,998   $ 1,439,358    $1,496,932    $ 1,556,810
      % INCREASE                           0.00%         4.00%           4.00%         4.00%         4.00%          4.00%
PLUS:  OTHER INCOME                      53,000        55,120          57,325        59,618        62,003         64,483
      % INCREASE                           0.00%         4.00%           4.00%         4.00%         4.00%          4.00%

GROSS POTENTIAL INCOME              $ 1,332,584   $ 1,385,887    $  1,441,323   $ 1,498,976    $1,558,935    $ 1,621,292
LESS:  VACANCY/COLLECTION LOSS          (66,629)      (69,294)        (72,066)      (74,949)      (77,947)       (81,065)
      % OF GROSS POTENTIAL INCOME          5.00%         5.00%           5.00%         5.00%         5.00%          5.00%

EFFECTIVE GROSS INCOME              $ 1,265,955   $ 1,316,593    $  1,369,257   $ 1,424,027    $1,480,988    $ 1,540,228

      TOTAL OPERATING EXPENSES      $  (547,095)  $  (568,979)   $   (591,738)  $  (615,408)   $ (640,024)   $  (665,625)
           PER SQUARE FOOT          $     (3.38)  $     (3.52)   $      (3.66)  $     (3.81)   $    (3.96)   $     (4.12)
NET OPERATING INCOME                $   718,860   $   747,614    $    777,519   $   808,619    $  840,964    $   874,603
LESS:  DEFERRED MAINTENANCE         $   (81,800)

LESS:  1ST LIEN                     $  (436,208)  $  (436,208)   $   (436,208)  $  (436,208)   $ (436,208)
LESS:  2ND LIEN                     $   (51,096)  $   (51,096)   $    (51,096)  $   (51,096)   $  (51,096)
LESS:  3RD LIEN (PW MTG)            $   (67,530)  $   (67,530)   $    (99,261)  $   (96,039)   $  (92,818)

REVERSION @ 11.50%                                                                             $7,605,240
LESS:  SELLING EXPENSE @ 3.00%                                                                 $ (228,157)
LESS:  1ST LIEN PRINCIPAL                                                                      (5,211,560)
LESS:  2ND LIEN PRINCIPAL                                                                      $ (528,948)
LESS:  3RD LIEN PRINCIPAL (PW MTG)                                                             $ (599,042)
NET REVERSION TO SENIOR EQUITY                                                                 $1,037,533

CASH FLOW (NET OF REVERSION)        $    82,226   $   192,780    $    190,954   $   225,276    $  260,842

      HALL-COACHTREE PRE/CF PAYMENTS
      6% PREFERENCE @ $1118164      $    67,090   $    67,090    $     67,090   $    67,090    $   67,090
      20% OF CASH FLOW              $     3,027   $    25,138    $     24,773   $    31,637    $   38,750
      REVERSION - SENIOR EQUITY                                                                $1,037,533

FUNDS AVAILABLE TO PRIORITIES       $    70,117   $    92,228    $     91,863   $    98,727    $1,143,373
      (HALL-COACHTREE CF & REV)

FUNDS AVAILABLE TO PRIORITIES       $    70,117   $    92,228    $     91,863   $    98,727    $1,143,373    $         0
      (HALL-COACHTREE CF & REV)

LESS:  2ND PRIORITY - LP/GP
      CAPITAL & PREF.               $   (38,320)

LESS:  3RD PRIORITY - HFGI
      POST PETITION                 $   (31,797)  $   (92,228)   $    (62,909)

LESS:  4TH PRIORITY - HFGI
      DEF COMM @ 3%                                              $    (28,954)  $   (98,727)   $ (121,852)

LESS:  5TH PRIORITY - HFGI POST
      PETITION DEBT-DEF ACCRUED INT                                                            $ (118,481)

LESS:  6TH PRIORITY
      HFGI PRE-P DEBT PRO RATA (5%)                                                            $  (45,152)
      HIMF DEBT PRO RATA (45%)                                                                 $ (406,368)
      LP/GP PRO RATA (50%)                                                                     $ (451,520)

PAGE 2, THE VILLAS (COACHTREE) - HIMF VALUE


CASH FLOW                      $         0    $        0     $        0    $        0      $       0
                               -----------    ----------     ----------    ----------      ---------
DISCOUNT RATE                        11.00%        11.50%         12.00%        12.50%         13.00%       14.00%        15.00%
                               -----------    ----------     ----------    ----------      ---------    ---------    ----------
PW OF HIMF CASH FLOW           $   241,160    $  235,801     $  230,584    $  225,505      $ 220,560    $ 211,055    $  202,037
      DISCOUNTED @ 40%         $   144,696    $  141,480     $  138,350    $  135,303      $ 132,336    $ 126,633    $  121,222
      DISCOUNTED @ 60%         $    96,464    $   94,320     $   92,234    $   90,202      $  88,224    $  84,422    $   80,815